Exhibit 10.1

COMMITMENT INCREASE AGREEMENT

November 3, 2022

JPMorgan Chase Bank, N.A., as

Administrative Agent

500 Stanton Christiana Road

NCC 5, Floor 1

Newark, DE 19713-2107

Attention: Loan & Agency Services Group

Ladies and Gentlemen:

We refer to the Senior Secured Revolving Credit Agreement dated as of June 23, 2022 (as amended, modified or supplemented from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined) among HPS Corporate Lending Fund (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent for said Lenders. You have advised us that the Borrower has requested in a letter dated November 3, 2022 (the “Increase Request”) from the Borrower to the Administrative Agent that the aggregate amount of the Commitments be increased on the terms and subject to the conditions set forth herein.

A. Commitment Increase. Pursuant to Section 2.08(e) of the Credit Agreement, each of (i) The Bank of New York Mellon (the “Assuming Lender”) and (ii) each of JPMorgan Chase Bank, N.A., Goldman Sachs Bank USA, Bank of America, N.A. and BNP Paribas (each, an “Increasing Lender”), hereby agrees to make Multicurrency Commitments in the amount set forth opposite the name of such Assuming Lender or Increasing Lender, as applicable listed in Schedule I hereto pursuant to the instruction of the Administrative Agent, such Multicurrency Commitments to be effective as of the Increase Date (as defined in the Increase Request); provided that the Administrative Agent shall have received a duly executed officer’s certificate from the Borrower, dated the Increase Date, in substantially the form of Exhibit I hereto. Pursuant to Section 2.08(e)(i)(C) of the Credit Agreement, the Administrative Agent and the Issuing Banks hereby consent to the Assuming Lender making the Multicurrency Commitments in the amount specified in the Increase Request and in Schedule I hereto.

B. Confirmation of Assuming Lender and Increasing Lenders. The Assuming Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; and (iii) acknowledges and agrees that, from and after the Increase Date and the making of the associated Multicurrency Commitments, the Commitment Increase set forth opposite the name of the Assuming Lender listed in Schedule I hereto shall be included in its Commitment and the Multicurrency Commitments made pursuant to such Commitment Increase, together with such Commitment Increase, shall be governed for all purposes by the Credit Agreement and the other Loan Documents. Each Increasing Lender agrees that from and after the Increase Date, its additional Multicurrency Commitment, set forth in Schedule I hereto shall be included in its Commitment and be governed for all purposes by the Credit Agreement and the other Loan Documents.

C. Counterparts. This Commitment Increase Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. The words “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Commitment Increase Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures (including, for the avoidance of doubt, electronic signatures utilizing the DocuSign platform) or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

D. Governing Law. This Commitment Increase Agreement shall be construed in accordance with and governed by the law of the State of New York. Sections 9.09 and 9.10 of the Credit Agreement are incorporated herein by reference mutatis mutandis.

Very truly yours,

ASSUMING LENDER

THE BANK OF NEW YORK MELLON

By:	/s/ Gregg Scheuing
Name: Gregg Scheuing
Title: Director

INCREASING LENDER

JPMORGAN CHASE BANK, N.A.

By:	/s/ Alfred Chi
Name: Alfred Chi
Title: Executive Director

GOLDMAN SACHS BANK USA

By:	/s/ Ananda DeRoche
Name: Ananda DeRoche
Title: Authorized Signatory

BANK OF AMERICA, N.A.

By:	/s/ Sidhima Daruka
Name: Sidhima Daruka
Title: Director

BNP PARIBAS

By:	/s/ Laurent Vanderzyppe
Name: Laurent Vanderzyppe
Title: Managing Director

By:	/s/ Marguerite L. Lebon
Name: Marguerite L. Lebon
Title: Vice President

Accepted and agreed:

HPS CORPORATE LENDING FUND
By: HPS Investment Partners, LLC, its Investment Advisor

By:	/s/ Aimee Means
Name: Aimee Means
Title: Managing Director

Acknowledged:
JPMORGAN CHASE BANK, N.A., as Administrative Agent and Issuing Bank

By:	/s/ Alfred Chi
Name: Alfred Chi
Title: Executive Director

Goldman Sachs Bank USA, as Issuing Bank

By:	/s/ Ananda DeRoche
Name: Ananda DeRoche
Title: Authorized Signatory

MUFG Bank, Ltd., as Issuing Bank

By:	/s/ Alex Figueroa
Name: Alex Figueroa
Title: Authorized Signatory

Royal Bank of Canada, as Issuing Bank

By:	/s/ Alex Figueroa
Name: Alex Figueroa
Title: Authorized Signatory

Sumitomo Mitsui Banking Corporation, as Issuing Bank

By:	/s/ Shane Klein
Name: Shane Klein
Title: Managing Director

SCHEDULE I

Increasing Lenders	Commitment Increase
JPMorgan Chase Bank, N.A.	$50,000,000 (Multicurrency)
Goldman Sachs Bank USA	$50,000,000 (Multicurrency)
Bank of America, N.A.	$25,000,000 (Multicurrency)
BNP Paribas	$25,000,000 (Multicurrency)

Assuming Lender	Commitment
The Bank of New York Mellon	$50,000,000 (Multicurrency)